UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2025 (September 11, 2025)

Black Rock Coffee Bar, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-42844	33-5053729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
9170 E. Bahia Drive, Suite 101
Scottsdale, AZ 85260
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (458) 256-9668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value per share	BRCB	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.
In connection with the initial public offering (the “Offering”) by Black Rock Coffee Bar, Inc. (the “Company”) of its Class A common stock, par value $0.00001 (the “Common Stock”), described in the prospectus (the “Prospectus”), dated September 11, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), which is deemed to be part of the Registration Statement on Form S-1 (File No. 333-289685) (as amended, the “Registration Statement”), the following agreements were entered into:
•the Seventh Amended and Restated Limited Liability Company Agreement of Black Rock Coffee Holdings, LLC, a Delaware limited liability company (“OpCo”), dated September 11, 2025, by and among the Company and its Members (as defined therein) (the “A&R LLCA”);
•the Tax Receivable Agreement, dated September 11, 2025, by and among the Company, OpCo and the TRA Parties (as defined therein);
•the Registration Rights Agreement, dated September 11, 2025, by and among the Company and the Investors (as defined therein);
•the Voting Agreement, dated September 11, 2025, by and among the Company and the Founder Investors (as defined therein) (the “Founder Voting Agreement”); and
•the Voting Agreement, dated September 11, 2025, by and among the Company and the Cynosure Investors (as defined therein) (the “Sponsor Voting Agreement”).
The A&R LLCA, Tax Receivable Agreement, Registration Rights Agreement, Founder Voting Agreement and Sponsor Voting Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms set forth in the forms of such agreements previously filed as exhibits to the Registration Statement and as described therein. Certain parties to certain of these agreements have various relationships with the Company. For further information, see “Certain relationships and related person transactions” in the Prospectus.
New Credit Agreement
On September 15, 2025, OpCo refinanced its existing credit facilities and entered into a new credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”) and the other loan parties and lenders thereto. The New Credit Facility provides for facilities in an aggregate principal amount of $75.0 million, consisting of (i) $50.0 million available under a term loan (the “New Term Loan”) and (ii) $25.0 million available under a revolving credit facility (the “New Revolving Credit Facility” and, together with the New Term Loan, the “New Credit Facilities”). As of the closing of the Offering, the aggregate principal amount borrowed under the New Credit Facilities is $50.0 million from the New Term Loan.
Pursuant to the New Credit Agreement, certain subsidiaries of OpCo are guarantors of the obligations under the New Credit Agreement. Simultaneously with the execution of the New Credit Agreement, OpCo and its subsidiaries entered into a pledge and security agreement. Pursuant to the pledge and security agreement, the New Credit Facilities will be secured by liens on substantially all of the assets of OpCo and its subsidiaries, including the intellectual property of OpCo and its subsidiaries and the equity interests of OpCo’s various subsidiaries.
The New Credit Agreement contains certain affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens on assets, fundamental changes and asset sales, investments, negative pledges, repurchase of stock, dividends and other distributions, and transactions with affiliates. In addition, the New Credit Agreement also contains financial covenants that require the Loan Parties (as defined in the new Credit Agreement) to not exceed a maximum net rent adjusted leverage ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2025, of 4.75 to 1.00 and to maintain a minimum fixed charge coverage ratio for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2025, of no less than 1.20 to 1.00.
Borrowings under the New Credit Agreement are available as alternate base rate (“ABR”) or term benchmark loans. ABR loans under the New Credit Agreement accrue interest at an alternate base rate plus an applicable rate, and term benchmark loans accrue interest at an adjusted SOFR rate plus an applicable rate. The ABR rate will represent the greatest of (i) the prime rate, (ii) the Federal Reserve’s Bank of New York overnight rate plus 0.5% and (iii) the one-month adjusted term SOFR rate plus 1.0%. The applicable rate for the ABR and term benchmark loans will be tied to a pricing grid tied to our net rent adjusted leverage ratio. The applicable rate spread for ABR and term benchmark loans ranges from 0.50% to 1.75% and 1.50% to 2.75%, respectively.
The New Revolving Credit Facility also has a variable commitment fee, which is based on OpCo’s net rent adjusted leverage ratio. The commitment fee to ranges from 0.25% to 0.35% per annum. OpCo is obligated to pay a fixed fronting fee for letters of credit of 0.125% per annum.
Amounts borrowed under the New Revolving Credit Facility may be repaid and re-borrowed through maturity of the New Credit Facilities in September 2030. The New Term Loan matures in September 2030. The New Term Loan may be repaid or prepaid but may not be re-borrowed.
The foregoing descriptions of the Credit Agreement and pledge and security agreement do not purport to be complete and are qualified in their entirety by reference to the copies of such agreements that are filed herewith as Exhibits 10.6 and 10.7 and are incorporated herein by reference.
Item 1.02Termination of a Material Definitive Agreement.
In connection with the refinancing of the existing credit facilities discussed above, on September 15, 2025, OpCo used a portion of the net proceeds received by OpCo in the Offering, together with the net proceeds from the Term Loan to repay all amounts outstanding under its existing credit agreement (as amended, the “Prior Credit Agreement”), dated as of April 29, 2022, by and among OpCo, the borrowers party thereto, the guarantors party thereto, the lenders party thereto, RSC Agent, LLC, as administrative agent, RSC SBIC Fund II, L.P., as joint lead arranger and co-bookrunner and TCW Asset Management Company LLC, as collateral agent, joint lead arranger and co-bookrunner.
Following such repayment, OpCo’s obligations under the Prior Credit Agreement have been terminated.
Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described in Item 1.01 above relating to the New Credit Agreement is incorporated herein by reference into this Item 2.03.
Item 3.02Unregistered Sales of Equity Securities.
Simultaneously with the consummation of the Offering, the Company issued (i) 10,377,136 shares of Class B common stock of the Company, par value $0.00001 per share, to Cynosure Partners 2020, LP, Cynosure Partners 2020 PV, LP, Cynosure Partners 2020 Co-investment, LLC, Cynosure Partners III, LP and certain other Members (as defined in the A&R LLCA), on a one-to-one basis equal to the number of common membership interests of OpCo it owns, in exchange for nominal consideration and (ii) 22,011,206 shares of Class C common stock of the Company, par value $0.00001 per share, to the Founder Fund Related Parties (as defined in the A&R LLCA), on a one-to-one basis equal to the number of common membership interests of OpCo it owns, in exchange for nominal consideration (the “Exchange”).
No underwriters were involved in the issuance and sale of the shares of Class B common stock or the issuance of the shares of Class C common stock pursuant to the Exchange. The shares of Class B common stock and Class C common stock were issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act on the basis that the transaction did not involve a public offering.
Item 3.03Material Modification to Rights of Security Holders.
The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.
Item 5.03Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 11, 2025, the Company’s Amended and Restated Certificate of Formation (the “Charter”), in the form previously filed as Exhibit 3.2 to the Registration Statement, and the Company’s Amended and Restated Bylaws (the “Bylaws”), in the form previously filed as Exhibit 3.4 to the Registration Statement, became effective. The Charter, among other things, provides that the Company’s authorized capital stock consists of 500,000,000 shares of Class A common stock, 200,000,000 shares of Class B common stock, 50,000,000 shares of Class C common stock and 20,000,000 shares of preferred stock. A description of the Company’s capital stock, after giving effect to the adoption of the Charter and Bylaws, has previously been reported by the Company in the Registration Statement. The Charter and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.
Item 8.01Other Events
On September 15, 2025, the Company completed the Offering of 16,911,764 shares of its Class A common stock at a price to the public of $20.00 per share, which includes the exercise by the underwriters of their option to purchase an additional 2,205,882 shares of the Company’s Class A common stock. The gross proceeds to the Company from the initial public offering were $338.2 million, before deducting underwriting discounts and commissions. With the full exercise of the underwriters' option to purchase the additional 2,205,882 shares of the Company's Class A common stock, if all shares of Class B common stock and Class C common stock were to convert to shares of Class A common stock, the Company would have 50,055,807 shares of Class A common stock outstanding.
Item 9.01Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Formation of Black Rock Coffee Bar, Inc.
3.2	Amended and Restated Bylaws of Black Rock Coffee Bar, Inc.
10.1	Seventh Amended and Restated Limited Liability Company Agreement of Black Rock Coffee Holdings, LLC, dated as of September 11, 2025
10.2	Tax Receivable Agreement, dated as of September 11, 2025, by and among Black Rock Coffee Bar, Inc., Black Rock Coffee Holdings, LLC and the TRA Parties
10.3	Registration Rights Agreement, dated September 11, 2025, by and among Black Rock Coffee Bar, Inc. and the Investors
10.4	Voting Agreement, dated September 11, 2025, by and among the Company and the Founder Investors
10.5	Voting Agreement, dated September 11, 2025, by and among the Company and the Cynosure Investors
10.6
Credit Agreement, dated September 15, 2025, by and among Black Rock Coffee Holdings, LLC, the Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

10.7	Pledge and Security Agreement, dated September 15, 2025, by and among Black Rock Coffee Holdings, LLC, the Loan Parties thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK ROCK COFFEE BAR, INC.

Date: September 16, 2025	By:	/s/ Mark Davis
Mark Davis
Chief Executive Officer